UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date earliest event reported): April 1, 2025

Allakos Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38582	45-4798831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

149 Commonwealth Drive, Suite 1090 Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

(650) 597-5002

(Registrant’s telephone number, including area code)

Not Applicable

(Former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ALLK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On April 1, 2025, Allakos Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Concentra Biosciences, LLC, a Delaware limited liability company (“Concentra”), and Concentra Merger Sub III, Inc., a Delaware corporation and a wholly owned subsidiary of Concentra (“Merger Sub”). The Merger Agreement provides for, among other things: (i) the acquisition of all of the Company’s outstanding shares of common stock, par value $0.001 per share (the “Common Stock”) by Concentra through a cash tender offer (the “Offer”) by Merger Sub, for a price per share of the Common Stock of $0.33 in cash (the “Offer Price”) and (ii) the merger of Merger Sub with and into the Company (the “Merger”) with the Company surviving the Merger.

A transaction committee consisting solely of disinterested and independent members of the Company’s Board of Directors (the “Board”), and all members of the Board, have unanimously: (i) determined that the Offer, the Merger and the other transactions contemplated by the Merger Agreement (collectively, the “Transactions”) are fair to, and in the best interest of, the Company and its stockholders; (ii) approved and declared advisable the Merger and the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the Transactions; (iii) resolved that the Merger Agreement and the Merger shall be governed by and effected under Section 251(h) of the Delaware General Corporation Law (the “DGCL”) and that the Merger shall be consummated as soon as practicable following the Offer Closing Time (as defined in the Merger Agreement); and (iv) recommended that the Company’s stockholders accept the Offer and tender their shares of Common Stock pursuant to the Offer. Under the Merger Agreement, Concentra is required to commence the Offer as promptly as practicable, and in any event no later than 10 business days after the date of the Merger Agreement.

Pursuant to the terms of the Merger Agreement, as of immediately prior to the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders of Common Stock: (i) each outstanding share of Common Stock, other than any shares of Common Stock held in the treasury of the Company, or by any stockholders of the Company who are entitled to and who properly exercise appraisal rights under Delaware law, will be converted into the right to receive the Offer Price; (ii) the vesting for each option to purchase shares of Common Stock from the Company (“Company Stock Options,” and each, a “Company Stock Option”) shall be accelerated and (A) each Company Stock Option that has an exercise price per share that is less than the Offer Price (each, an “In-the-Money Option”) that is then outstanding will be cancelled and, in exchange therefor, the holder of such cancelled In-the-Money Option will be entitled to receive in consideration of the cancellation of such In-the-Money Option an amount in cash without interest, less any applicable tax withholding, equal to the product obtained by multiplying (1) the excess of the Offer Price over the exercise price per share of Common Stock underlying such In-the-Money Option by (2) the number of shares of Common Stock underlying such In-the-Money Option as of immediately prior to the Effective Time, and (B) each Company Stock Option that has an exercise price per share that is equal to or greater than the Offer Price that is then outstanding will be cancelled for no consideration; and (iii) the vesting for each restricted stock unit of the Company (“Company Restricted Stock Units,” and each, a “Company Restricted Stock Unit”) shall be accelerated and each Company Restricted Stock Unit that is then outstanding will be cancelled and, in exchange therefor, the holder of such cancelled Company Restricted Stock Unit will be entitled to receive in consideration of the cancellation of such Company Restricted Stock Unit an amount in cash without interest, less any applicable tax withholding, equal to the Offer Price.

Merger Sub’s obligation to accept shares of Common Stock tendered in the Offer is subject to conditions, including: (i) that the number of shares of Common Stock validly tendered (and not properly withdrawn) prior to the expiration of the Offer (excluding shares tendered pursuant to guaranteed delivery procedures that have not yet been “received” by the “depository,” as such terms are defined by Section 251(h) of the DGCL) that, when considered together with all other shares of the Company Common Stock (if any) owned by Merger Sub and its “affiliates” (as defined in Section 251(h)(6)(a) of the DGCL, including Parent), equals at least one share more than 50% of all shares of Common Stock then issued and outstanding as of the expiration of the Offer; (ii) the absence of any Legal Restraint (as defined in the Merger Agreement) in effect preventing or prohibiting the consummation of the Offer, the Merger or any of the other transactions contemplated by the Merger Agreement; (iii) the accuracy of the representations and warranties made by the Company in the Merger Agreement, subject to specified materiality qualifications; (iv) compliance by the Company with its covenants under the Merger Agreement in all material respects; and (v) the Closing Net Cash (as defined in the Merger Agreement) shall be no less than $35.5 million. The obligations of Concentra and Merger Sub to consummate the Offer and the Merger under the Merger Agreement are not subject to a financing condition.

Following the completion of the Offer, upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Concentra, pursuant to the procedure provided for under Section 251(h) of the DGCL, without any additional Company stockholder approvals. The Merger will be effected as soon as practicable following the time of purchase by Merger Sub of shares of Common Stock validly tendered and not withdrawn in the Offer.

The Merger Agreement contains representations and warranties from both the Company, on the one hand, and Concentra and Merger Sub, on the other hand, customary for a transaction of this nature. The Merger Agreement also contains customary covenants and agreements, including with respect to the operations of the business of the Company between the date of the Merger Agreement and the closing of the Merger.

The Merger Agreement contains customary termination rights for both Concentra and Merger Sub, on the one hand, and the Company, on the other hand, including, among others, for failure to consummate the Offer on or before July 1, 2025. If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, including in connection with the Company’s entry into an agreement with respect to a superior proposal, the Company will be required to pay Concentra a termination fee of $1.2 million. If Concentra terminates the Merger Agreement due to the Company having Closing Net Cash of less than $35.5 million, the Company will be required to pay to Concentra an expense reimbursement fee up to a maximum amount of $0.5 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Concentra, Merger Sub or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by the Company, on the one hand, and Concentra and Merger Sub, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in negotiating the terms of the Merger Agreement, including information in confidential disclosure schedules delivered in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the Company, on the one hand, and Concentra and Merger Sub, on the other hand, rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company, Concentra, Merger Sub or their respective subsidiaries or affiliates at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Guaranty

Concurrently with the execution of the Merger Agreement, and as a condition and inducement to the Company’s willingness to enter into the Merger Agreement, Tang Capital Partners, LP, a Delaware limited partnership, has delivered to the Company a duly executed limited guaranty, dated as of the date of the Merger Agreement, in favor of the Company, in respect of certain of Concentra and the Merger Sub’s obligations arising under, or in connection with, the Merger Agreement. Certain obligations under the Limited Guaranty are subject to a cap of $30.6 million, which includes certain enforcement costs, under the Merger Agreement.

Support Agreements

In connection with the execution of the Merger Agreement, Concentra and Merger Sub entered into tender and support agreements (the “Support Agreements”) with the Company’s directors and its affiliates. The Support Agreements provide that, among other things, those parties irrevocably tender the shares of Common Stock held by them in the Offer, upon the terms and subject to the conditions of such agreements. The shares of Common Stock subject to the Support Agreements comprise approximately 8.07% of the outstanding shares of Common Stock. The Support Agreements will terminate upon certain circumstances, including upon termination of the Merger Agreement or if the Board votes to approve a superior proposal.

The form of the Support Agreement is included herein as Exhibit D to Exhibit 2.1 attached hereto and is incorporated herein by reference. The foregoing description of the Support Agreements is qualified in its entirety by reference to the full text thereof.

Item 7.01	Regulation FD Disclosure.

On April 2, 2025, the Company issued a press release announcing the signing of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Important Additional Information and Where to Find It

The Offer described in this Current Report on Form 8-K has not yet commenced, and this Current Report on Form 8-K is neither a recommendation, nor an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of the Company or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the U.S. Securities and Exchange Commission (the “SEC”) by Concentra and its acquisition subsidiary, and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by the Company. The Offer to purchase the outstanding shares of Common Stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, A LETTER OF TRANSMITTAL AND RELATED DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 REGARDING

THE OFFER, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the information agent for the Offer, which will be named in the tender offer statement. Investors and security holders may also obtain, at no charge, the documents filed or furnished to the SEC by the Company under the “SEC Filings” subsection of the “Financials & Filings” section of the Company’s website at https://investor.allakos.com/.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the Company’s beliefs and expectations and statements about the Offer, the Merger and the other Transactions, including the timing of and closing conditions to the Transactions, and the potential effects of the proposed Transactions on the Company. These statements may be identified by their use of forward-looking terminology including, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” and “would,” and similar words expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected, expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the possibility that various closing conditions set forth in the Merger Agreement may not be satisfied or waived, including uncertainties as to the percentage of the Company’s stockholders tendering their shares in the Offer; the possibility that competing offers will be made; the Company’s ability to retain key personnel; the risk that the Transactions may not be completed in a timely manner, or at all, which may adversely affect the Company’s business and the price of its common stock; significant costs associated with the proposed Transactions; the risk that any stockholder litigation in connection with the Transactions may result in significant costs of defense, indemnification and liability; and other risks and uncertainties discussed in the Company’s most recent annual and quarterly reports filed with the SEC as well as in the Company’s subsequent filings with the SEC. As a result of such risks and uncertainties, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. There can be no assurance that the proposed Transactions will in fact be consummated. The Company cautions investors not to unduly rely on any forward-looking statements.

The forward-looking statements contained in this Current Report on Form 8-K are made as of the date hereof, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise, except as expressly required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

No.	Description of Exhibit

2.1+	Agreement and Plan of Merger, dated April 1, 2025, by and among Concentra Biosciences, LLC, Concentra Merger Sub III, Inc. and Allakos Inc.

99.1	Press Release of Allakos Inc., dated April 2, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+

Certain schedules and annexes have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and annexes upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any annexes or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLAKOS INC.

Date: April 2, 2025	By:	/s/ H. Baird Radford, III
H. Baird Radford, III
Chief Financial Officer